Exhibit 10.10(m)

BILL OF SALE

THIS BILL OF SALE made and effective July 30, 2004, by AMERICAN WOODMARK CORPORATION, a Virginia corporation (“Seller”), to the WEST VIRGINIA ECONOMIC DEVELOPMENT AUTHORITY, a West Virginia public corporation (“Buyer”).

W I T N E S S T H:

NOW, THEREFORE, IN CONSIDERATION of the sum of $10.00, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby SELL, ASSIGN, CONVEY and DELIVER to Buyer all of Seller’s right, title and interest in and to the approximately 250,000 square foot manufacturing facility and all of its related improvements and fixtures on a parcel of real property containing approximately 40 acres that is owned by Buyer and located at the Robert C. Byrd Industrial Park in Moorefield, Hardy County, West Virginia, which real property is more particularly identified in Exhibit A attached hereto and made a part hereof (collectively, the “Facility”).

The sale of the Facility is made on an “AS IS, WHERE IS” basis, and Seller makes NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER WARRANTY, REGARDING THE CONDITION OR USE OF THE FACILITY; provided, however, that Seller does hereby represent and warrant to Buyer that Seller has good and marketable title to the Facility which is free and clear of all liens, encumbrances and claims of any type whatsoever.

Seller acknowledges that it shall be responsible for all sales or excise taxes and assessments, if any, imposed by any governmental entity upon this transfer of the Facility or the proceeds of this sale by Seller to Buyer.

IN WITNESS WHEREOF, American Woodmark Corporation has caused this Bill of Sale to be executed by its duly authorized officer as of the date first above written.

AMERICAN WOODMARK CORPORATION,
a Virginia corporation
By:
Glenn E. Eanes
Its Vice President and Treasurer

317042

2

EXHIBIT A

DESCRIPTION OF SURVEY

for

HARDY COUNTY DEVELOPMENT AUTHORITY

of a

PROPOSED LAND PARTITION

and

PROPOSED ROAD RIGHT-OF-WAY

MOOREFIELD DISTRICT, HARDY COUNTY, WV

TAX MAP 285 P/O PARCEL

1 DEED BOOK 221 PAGE 555

A CERTAIN TRACT OR PARCEL OF LAND SITUATE ON THE WATERS OF FORT RUN, NEAR WEST VIRGINIA ROUTE 55, MOOREFIELD DISTRICT, HARDY COUNTY, WEST VIRGINIA BEING MORE PARTICULARLY BOUNDED AND DESC.RIBED AS FOLLOWS:

AMERICAN WOODMARK PARCEL:

Beginning at a fence post in concrete found at a common comer of Hardy County Development Authority, Lot #2 of the Robert C. Byrd Industrial Park (Tax Map 285 Parcel l, Deed Book 221 Page 555) and Patti B. Michael (Tax Map 285 Parcel 95 Will Book 25 Page 272) and other lands of said Hardy County Development Authority;

Thence, leaving said Lot #2 and with said Michael, North 52 degrees 40 minutes 09 seconds West, a distance of 1,431.38 feet to a ½” iron rebar found at a common comer of said Michael and Betty Branson (Tax Map 284A Parcel 8, Deed Book 158 Page 602);

Thence, leaving said Michael and partially with said Branson and Donald and Carol Smith (Tax Map 284A Parcel 7.1, Deed Book 185 Page 326), Bill and Stacy Newhouse (Tax Map 284A Parcel 7, Deed Book 276 Page 34), and Tamra Whipp (Tax Map 284A Parcel 6.1, Deed Book 211 Page 629), North 52 degrees 19 minutes 12 seconds West, a distance of 503.95 feet to a ¾” iron rebar set at a common comer of Fort Pleasant Farms, Inc. (Tax Map 264 Parcel 12, Deed Book 261 Page 247), which bears, South 52 degrees 19 minutes 12 seconds East, a distance of 147.58 feet from a 1/2” iron rebar (bent) found at a common comer of said Whipp;

Thence, leaving said Whipp and with said Fort Pleasant Farm, Inc., North 35 degrees 08 minutes 19 seconds East, a distance of 839.36 feet to a ¾” iron rebar set on the proposed southerly controlled access right of way line of U.S. Route 33 (Corridor “H”) at a distance of 224.00 feet right of and perpendicular to centerline station 1761 +56.70;

Thence, leaving said Fort Pleasant Farm, Inc. and with said proposed southerly controlled access right of way line for two (2) lines, South 76 degrees 25 minutes 47 seconds East, a distance of 592.16 feet to a ¾” iron rebar set at a distance of 177.00 feet right of and perpendicular to centerline station 1767+47; .

Thence, South 83 degrees 22 minutes 13 seconds East, a distance of 396.94 feet to a ¾” iron rebar set at a distance of 98.00 feet right of and perpendicular to centerline station 1771 +36;

Thence, leaving said proposed southerly controlled access right of way line and with a proposed right of way line of said U.S. Route 33 (Corridor “H”) for four (4) lines, South 01 degrees 17 minutes 18 seconds East, a distance of 150.55 feet to a ¾” iron rebar set at a distance 240.00 feet right of and perpendicular to centerline station 1771+86;

Thence, South 68 degrees 49 minutes 12 seconds East, a distance of 261.38 feet to a ¾” iron rebar set at a distance of 254.00 feet right of and perpendicular to centerline station 1774+47;

Thence, South 38 degrees 22 minutes 21 seconds East, a distance of 92.36 feet to a ¾” iron rebar set at a distance of 305.00 feet right of and perpendicular to centerline station 1775+24;

Thence, North 53 degrees 09 minutes 32 seconds East, a distance of 81.84 feet to a ¾” iron rebar set at a distance of 238.00 feet right of and perpendicular to centerline station 1775+71;

Thence, leaving said proposed southerly right of way line and through the lands of said Hardy County Development Authority for six (6) lines, South 06 degrees 04 minutes 19 seconds East, a distance of 583.23 feet to a ¾” iron rebar set;

Thence, South 75 degrees 43 minutes 41 seconds East, distance of 146.14 feet to a ¾” iron rebar set;

Thence, South 16 degrees 56 minutes 26 seconds East, a distance of 432.06 feet to a ¾” iron rebar set a corner common to said Hardy County Development Authority Lot #11-A and a point on the easterly right-of-way line of Hardy County Route 55/11, which bears, South 41 degrees 07 minutes 43 seconds West, a distance of 246.60 feet from a ¾” iron rebar found, a corner common to said Lot #11-A and Lot #11-B of said Robert C. Byrd Industrial Park;

Thence, leaving said Lot #11-A and with said right-of-way for three (3) lines, South 41 degrees 07 minutes 38 seconds West, a distance of 70,18 feet to a point;

Thence, South 64 degrees 28 minutes 06 seconds West, a distance of 45 .56 feet to a point;

Thence, South 25 degrees 31 minutes 54 seconds East, a distance of 19.66 feet to a point;

Thence, leaving said right-of way and said Hardy County Development Authority Lot #2, South 41 degrees 07 minutes 38 seconds West, a distance of 22.08 feet passing a point on the westerly line of said right-of-way, a total distance of 384.82 feet to the PLACE OF BEGINNING, containing 46.64 acres, less 6.64 acres of road right-of-way, leaving a net acreage of 40.00 acres MORE OR LESS, as shown on a plat attached hereto and made apart of this description.

2

PROPOSED ROAD OF RIGHT-OF-WAY

Beginning at a 3/4” iron rebar set on the lands of Hardy County Development Authority, which bears, South 80 degrees 41 minutes 53 seconds West, a distance of 575.60 feet from a ¾” iron rebar found, a corner common to said Lot #11-B and Lot #11-C of the said Robert “C. Byrd Industrial Park;

Thence, through said Hardy County Development Authority lands, South 16 degrees 56 minutes 26 seconds East, a distance of 432.06 feet to a 3/4” iron rebar set a. comer common to said Lot #11-A and a point on the easterly right-of-way line of Hardy County Route 55/11;

Thence, leaving said Lot #11-A and with said right-of-way for four (4) lines, South 41 degrees 07 minutes 38 seconds West, a distance of 70.18 feet to a point;

Thence, South 64 degrees 28 minutes 06 seconds West, a distance of 45.56 feet to a point;

Thence, South 25 degrees 31 minutes 54 seconds East, a distance of 19.66 feet to a point;

Thence, South 41, degrees 07 minutes 38 seconds West, a distance of 22.08 feet to a point a corner common to said Lot #11-A and a point on the easterly line of said right-of-way;

Thence, leaving said right-of-way and through said Hardy County Development Authority for thirty one (31) lines, North 35 degrees 28 minutes 46 seconds West, a distance of 48.35 feet to a point;

Thence, South 53 degrees 27 minutes 48 seconds West, a distance of 170.75 feet to a point;

Thence, South 70 degrees 03 minutes 52 seconds West, a distance of 118.29 feet to a point;

Thence, North 87 degrees 32 minutes 19 seconds West, a distance of 59.84 feet to a point;

Thence, North 66 degrees 10 minutes 15 seconds West, a distance of 117.95 feet to a point;

Thence, North 52 degrees 56 minutes 10 seconds West, a distance 9f 1,000.00 feet to a point;

Thence, North 48 degrees 21 minutes 32 seconds West, a distance of 110.42 feet to a point;

Thence, North 23 degrees 02 minutes 16 seconds West, a distance of 118.75 feet to a point;

Thence, North 05 degrees 36 minutes 37 seconds East, a distance of 118.7S feet to a point;

Thence, North 37 degrees 55 minutes 02 seconds East, a distance of 160.93 feet to a point;

3

Thence, North 37 degrees OS minutes 28 seconds East, a distance of 242.57 feet to a point;

Thence, North 88 degrees 21 minutes 50 seconds East, a distance of 467.41 feet to a point;

Thence, South 52 degrees 43 minutes 1.5 seconds East, a distance of 645:48 feet to, a point;

Thence, South 22 degrees 15 minutes 05 seconds East, a distance of 223.09 feet to a point;

Thence, South 13 degrees 43 minutes 02 seconds East, a distance of 69.28 feet 10 a reference line;

Thence, with said reference line, South 22 degrees 54 minutes 48 seconds West, a distance of 131.18 feet to a point;

Thence, South 08 degrees 46 minutes 36 seconds East, a distance of 1.85.27 feet to a point;

Thence, South 37 degrees 28 minutes 00 seconds West, a distance of 259.32 feet to a point;

Thence, South 57 degrees 55 minutes 28 seconds West, a distance of 81.52 feet to a point;

Thence, North 73 degrees 07 minutes 50 seconds West, a distance of 125.14 feet to a point;

Thence, North 52 degrees 56 minutes 10 seconds West, a distance of 1,000.00 feet to a point;

Thence, North 49 degrees 01 minutes 27 seconds West, a distance of 91.49 feet to a point;

Thence, North 23 degrees 02 minutes 16 seconds West, a distance of 84.12 feet to a point;

Thence, North 05 degrees 36 minutes 37 seconds East, a distance of 84.12 feet to a point;

Thence, North 34 degrees 00 minutes 14 seconds East, a distance of 140.46 feet to a point;

Thence, North 52 degrees 54 minutes 32 seconds West, a distance of 14.00 feet to a. point;

Thence, North 49 degrees 53 minutes 54 seconds East, a distance of 255.72 feet to a point;

Thence, South 89 degrees 57 minutes 56 seconds East, a distance of 328.50 feet to a point;

Thence, South 78 degrees 34 minutes 02 seconds East, a distance of 55.10 feet to a point;

Thence, South 53 degrees 30 minutes 42 seconds East, a distance of 564.23 feet to a point;

Thence, South 27 degrees 07 minutes 55 seconds East, a distance of 92.70 feet to a point;

4

Thence, South 13 degrees 23 minutes 18 seconds East, a distance of 296.45 feet to a point, the said reference June;

Thence, with said reference line, North 22 degrees 54 minutes 48 seconds East, a distance of 131.18 feet to the PLACE OF BEGINNING, containing 6.64 acres, MORE OR LESS, as shown on a plat attached hereto and made a part of this description.

The above described tract or parcel being a part of the same lands conveyed to Hardy County Development Authority as recorded in the Office of the Clerk, Hardy County, West Virginia, in Deed Book 221 at Page 555.

Revised July 2004

WEST VIRGINIA FACILITY LEASE

between

WEST VIRGINIA ECONOMIC DEVELOPMENT AUTHORITY

Lessor

and

AMERICAN WOODMARK CORPORATION

Lessee

July 30, 2004

ii

FACILITY LEASE

THIS FACILITY LEASE (“Lease”), dated as of July 30, 2004, between the West Virginia Economic Development Authority, a public corporation and instrumentality of the State of West Virginia, as lessor (“Lessor”), and American Woodmark Corporation, a Virginia corporation, as lessee (“Lessee”).

W I T N E S S E T H:

WHEREAS, Lessee has chosen Hardy County, West Virginia, as a location for its proposed manufacturing facility (the “Project”), specifically an approximately forty acre site in Phase II of the Robert C. Byrd Industrial Park in Moorefield, Hardy County (the “Real Property”);

WHEREAS, the Project, over several phases, will include an estimated total capital investment of $50,000,000 by the Lessee, and will employ an estimated 350 full-time equivalent employees over the life of the Project;

WHEREAS, Lessee has previously had discussions with the Lessor and other representatives of state and local government in the State about the Lessor acquiring the Real Property and entering into a lease agreement with the Lessor for the Real Property;

WHEREAS, the Lessor is authorized under the West Virginia Economic Development Authority Act, Chapter 31, Article 15, Section 1, et seq. of the Code of West Virginia, 1931, as amended (the “Act”), to purchase the Real Property and lease the Real Property to Lessee for its manufacturing business; and

WHEREAS, the Lessor has determined that the acquisition and lease of the Real Property to Lessee will relieve unemployment in the State, help establish a balanced economy, and promote economic development in furtherance of its public purposes as authorized by the Act.

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. Except as otherwise defined herein, the terms identified below shall have the following meanings as used in this Lease:

(a) “Applicable Law” shall mean any existing and future federal, state, county or local statute, law, ordinance, order, rule or regulation, or any judicial or administrative decree or decision now or hereafter issued in connection therewith, including, without limitation, all Environmental Laws.

(b) “Basic Rent” shall mean all rent payable pursuant to Section 3.1.

(c) “Casualty” shall mean any natural or man made occurrence that causes damage or destruction to all or any portion of the Real Property which materially interferes with its use or operation by Lessee.

(d) “Commencement Date” shall mean the date hereof.

(e) “Condemnation” shall mean an eminent domain or other condemnation proceeding by a federal, state, county or local governmental entity, or any political subdivision thereof, that takes or renders nonfunctional all or any portion of the Real Property which materially interferes with its use or operation by Lessee.

(f) “Environmental Law” shall mean any federal, state or local statute, regulation or ordinance or any judicial or administrative decree or decision now or hereafter promulgated with respect to any “Hazardous Substance” (as hereinafter defined), drinking water, ground water, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water runoff, waste emissions, or wells. Without limiting the generality of the foregoing, the term Environmental Law shall encompass each of the following statutes, as may be amended from time to time, and all regulations from time to time promulgated thereunder: the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. § 9601, et seq.); the Clean Water Act of 1977 (33 U.S.C. § 1251, et seq.); the Clean Air Act (42 U.S.C. § 7401, et seq.); the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901, et seq.); the Safe Drinking Water Act (21 U.S.C. § 349, 42 U.S.C. §§ 201 and 300f through 300j-9); the Toxic Substances Control Act (15 U.S.C. § 2601, et seq.); the West Virginia Water Pollution Control Act (W. Va. Code § 22-11-1, et seq.); the West Virginia Hazardous Waste Management Act (W. Va. Code § 22-18-1, et seq.); the West Virginia Solid Waste Management Act (W. Va. Code § 22-15-1, et seq.); the West Virginia Underground Storage Tank Act (W. Va. Code § 22-17-1, et seq.); the West Virginia Groundwater Protection Act (W. Va. Code § 22-12-1, et seq.); and the West Virginia Air Pollution Control Act (W. Va. Code § 22-5-1, et seq.).

(g) “Environmental Release” shall mean a Release of any Hazardous Substance, notification of which must be given to any governmental agency under any Environmental Law, or notification of which has, in fact, been given to any governmental agency.

(h) “Environmental Violation” shall mean any complaint, order, citation or notice of violation issued to or received by Lessee with regard to air emissions, water discharges, or any other environmental health or safety matter affecting the Real Property from any applicable governmental entity, including, without limitation, the United States Environmental Protection Agency or the West Virginia Department of Environmental Protection that imposes a penalty or fine, requires remedial actions or threatens the cessation of operations at the Real Property.

(i) “Event of Total Loss” with respect to the Equipment or the Facility shall mean any of the following events: (i) loss of all or substantially all of the Equipment or the Facility or of the use thereof due to theft, disappearance, destruction, defect or damage to the extent that repair is uneconomical to the Lessee or impossible, or renders all or substantially all of the Equipment or Facility permanently unfit for commercial operation for any reason whatsoever; (ii) any Casualty to the Equipment or Facility which results in an insurance settlement with respect to the Equipment or Facility on the basis of an actual or constructive total loss; (iii) any Condemnation of all or substantially all of the Equipment or the Facility; and (iv) any statute, rule, regulation, order or other action by any Governmental Authority having jurisdiction (including without limitation any Federal or State environmental protection agency) over the Equipment or Facility that prohibits the use of all or substantially all of the Equipment or the Facility in the normal course of business or declares all or substantially all of the Equipment or the Facility to be unfit for use, for a period of three consecutive months. The date of such Event of Total Loss shall be the date of such theft, disappearance, destruction, damage, Casualty or Condemnation and the date two months following the action of a government agency described in clause (iv) of the preceding sentence.

(j) “Expiration Date” shall mean July 30, 2024.

(k) “Governmental Authority” shall mean the United States, the State and any political subdivision thereof, and any agency, department, commission, board, bureau or instrumentality of any of them.

(l) “Hazardous Substance” shall mean each and every element, compound, chemical mixture, petroleum and gas product, substance, contaminant, pollutant, including, without limitation, substances which are toxic, carcinogenic, ignitable, corrosive or otherwise dangerous to human, plant or animal health or well-being, and any other substance defined as a “hazardous substance,” “hazardous waste,” “hazardous material,” “toxic material,” “toxic waste,” or “special waste” under any Environmental Law and any other substance which by law requires special handling in its collection, storage, treatment or disposal.

(m) “Insurance Requirements” shall mean the obligations of Lessee to provide all of the insurance and other risk coverages required pursuant to Article XIII.

(n) “Lease Balance” shall mean the outstanding unapplied balance of prepaid Basic Rent plus all unpaid Supplemental Rent and all unpaid administrative fees due and payable by Lessee to Lessor as of the Purchase Date, minus the outstanding unapplied balance of prepaid Basic Rent due and payable by Lessee to Lessor as of the Purchase Date.

(o) “Modification” shall have the meaning set forth in Section 10.1.

(p) “Overdue Rate” shall mean the interest rate of ten percent (10%) per annum.

(q) “Payment Date” shall mean each consecutive date that Rent is payable to Lessor as provided in Section 3.3.

(r) “Permitted Lien” means and includes with respect to the Lessee: (i) liens, if contested in good faith by appropriate proceedings as allowed pursuant to Section 12.1 of this Lease, (ii) pledges or deposits to secure obligations under Workers’ Compensation laws or similar legislation or to secure performance in connection with bids, tenders and contracts to which the Lessee is a party; (iii) deposits to secure public or statutory obligations of the Lessee; (iv) deposits to secure assurety or appeal bonds in proceedings to which the Lessee is a party; and (v) such other encumbrances as may be consented to, from time to time, by the Lessor.

(s) “Purchase Agreement” shall mean that certain Real Estate Purchase Agreement between Lessor and the Hardy County Rural Development Authority of even date herewith for the purchase of the Real Property.

(t) “Purchase Date” shall mean the date on which Lessee is required by Lessor to purchase the Real Property pursuant to Section 16.1 of this Lease, the date on which Lessee exercises its option to purchase the Real Property pursuant to Section 18.1 of this Lease, or the date on which Lessee purchases the Real Property to cure a default pursuant to Section 18.1 of this Lease, that shall occur on a regularly scheduled Payment Date.

(u) “Real Property” shall mean the 250,000 square foot manufacturing facility, together with all improvements, fixtures, attachments and appurtenances thereto, located on approximately forty acres of land in the Town of Moorefield, Hardy County, West Virginia, as more particularly described in Exhibit A attached hereto.

(v) “Release” shall mean any spilling, leaking, pumping, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, burying, abandoning, or disposing into the environment by the Lessee or any predecessor in interest of the Lessee on, under or in any way involving or affecting the Real Property.

(w) “Rent” shall mean all payments to be made by the Lessee pursuant to Sections 3.1, 3.2 and 3.4.

(x) “Required Modification” shall have the meaning set forth in Section 10.1.

(y) “State” shall mean the State of West Virginia.

(z) “Supplemental Rent” shall have the meaning set forth in Section 3.2.

(aa) “Term” shall have the meaning set forth in Section 2.3.

(bb) “Termination Date” shall have the meaning set forth in Sections 16.2, 18.1 and 18.2.

(cc) “Termination Notice” shall have the meaning set forth in Sections 16.1, 18.1 and 18.2.

ARTICLE II

LEASE

SECTION 2.1 Lease of Real Property. Lessor hereby agrees to demise, lease and let to the Lessee hereunder for the Term all of the Lessor’s interest in the Real Property and any Modifications which thereafter may be constructed on or at the Real Property.

SECTION 2.2 Acceptance of the Real Property. Lessee hereby agrees to accept and lease from Lessor the Real Property and any Modifications which thereafter may be constructed on or at the Real Property, subject to the terms and conditions of this Lease.

SECTION 2.3 Lease Term. The term of this Lease (the “Term”) shall begin on the Commencement Date and end on the Expiration Date, unless previously surrendered or terminated under the terms and conditions of this Lease.

ARTICLE III

PAYMENT OF RENT

SECTION 3.1 Basic Rent. The Lessee does hereby pay as a prepayment of Basic Rent the total amount of $10,770,287, that shall be applied annually on each anniversary of this Lease to rent due and owing in the amount of $538,515 for each consecutive year of the term of this Lease commencing with July 30, 2005, and continuing thereafter on July 30 of the next succeeding 19 years, until the final payment of rent on or before July 30, 2024:

SECTION 3.2 Supplemental Rent. The Lessee shall pay to the Lessor, as Supplemental Rent, on demand, to the extent permitted by Applicable Law, all reasonable costs and expenses incurred by Lessor with regard to this Lease, any indemnification amounts owed by Lessee to Lessor with regard to this Lease, any insurance proceeds payable to Lessor, any amounts provided by Lessor to finance Modifications, and all other amounts owed by Lessee to Lessor pursuant to this Lease. The Lessee shall pay to the Lessor any and all Supplemental Rent promptly as the same shall become due and payable, pursuant to written notice from Lessor describing any Supplemental Rent due from Lessee, and if the Lessee fails to pay any Supplemental Rent, the Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. The expiration or other termination of the Lessee’s obligations to pay Basic Rent hereunder shall not limit or modify the obligations of the Lessee with respect to Supplemental Rent.

SECTION 3.3 Method of Payment. Each payment of Supplemental Rent shall be made by the Lessee to Lessor on or before July 30 of each year during the Term of this Lease commencing with July 30, 2005, and continuing on July 30 of each consecutive lease year thereafter in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a business day, in which case such payment shall be made on the next succeeding business day.

SECTION 3.4 Administrative Fee. In addition to all other Rent, the Lessee shall pay an administrative fee of $100.00 per month to Lessor during the Term to reimburse Lessor for overhead expenses incurred for the administration of this Lease.

ARTICLE IV

QUIET ENJOYMENT; RIGHT TO INSPECT

SECTION 4.1 Quiet Enjoyment. Subject to Sections 2.3 and 4.2, and subject to the rights of the Lessor contained in Article XVII, the Lessee shall peaceably and quietly have, hold and enjoy the Real Property for the Term, free of any action by the Lessor or anyone claiming by, through or under the Lessor with respect to any matters arising from and after the date hereof. Such right of quiet enjoyment is independent of, and shall not affect the Lessor’s rights otherwise to initiate legal action to enforce, the obligations of the Lessee under this Lease.

SECTION 4.2 Right to Inspect. During the Term, the Lessee shall, upon reasonable notice from the Lessor, and at Lessor’s expense, permit the Lessor and its authorized representatives to inspect the Real Property and the records of Lessee relating to the Real Property, during normal business hours; provided, that such inspections shall not unreasonably interfere with the Lessee’s business operations at the Real Property.

ARTICLE V

NET LEASE, ETC

SECTION 5.1 Net Lease. This Lease shall constitute a net lease and Lessee’s obligations to pay all Rent shall be absolute and unconditional under any and all circumstances. Any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall the Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of the Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) by reason of: (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of the Real Property or any part thereof, or the failure of the Real Property to comply with Applicable Law, including any inability to occupy or use the Real Property by reason of such non-compliance; (ii) any damage to, removal, abandonment, salvage, loss contamination of, or release from, scrapping or destruction of or any requisition or taking of the Real Property or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Real Property or any part thereof including eviction; (iv) any defect in title to or rights to the Real Property or any lien on such title or rights to the Real Property; (v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Lessor; (vi) to the fullest extent permitted by Applicable Law, any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee, the Lessor or any other entity, or any action taken with respect to this Lease by any trustee or receiver or the Lessee, the Lessor or any entity, or by any court, in any such proceeding; (vii) any claim that the Lessee has or might have against any person or entity, including, without limitation, any vendor, manufacturer, contractor of or for the Real Property; (viii) any failure on the part of the Lessor to perform or comply with any of the terms of this Lease (other than performance by the Lessor of its obligations set forth in Section 2.1 hereof); (ix) any invalidity or unenforceability or illegality or disaffirmance of this Lease against or by the Lessee; (x) the impossibility or illegality of performance by the Lessee, the Lessor (other than with respect to performance by the Lessor of its obligations set forth in Section 2.1 hereof) or both; (xi) any action by any court, administrative agency or other governmental entity; (xii) any restriction or curtailment of or interference with the use of the Real Property or any part thereof; or (xiii) other than performance by the Lessor of its obligations set forth in Section 2.1 hereof, any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not the Lessee shall have notice or knowledge of any of the foregoing.

SECTION 5.2 No Termination or Abatement. The Lessee shall remain obligated under this Lease in accordance with its terms to the fullest extent permitted by all Applicable Law and shall not take any action to terminate, rescind or avoid this Lease, except as otherwise provided herein. The Lessee shall remain obligated under this Lease in accordance with all of the terms and conditions contained herein.

SECTION 5.3 No Bar. Notwithstanding the foregoing, nothing set forth herein shall bar, limit, prevent, stay or otherwise adversely affect the Lessee’s right or ability to bring and pursue any action against the Lessor for any breach or alleged breach of the Lessor’s obligations hereunder.

ARTICLE VI

SUBLEASE OR ASSIGNMENT

SECTION 6.1 No Sublease or Assignment. The Lessee shall not assign, sublease, pledge, encumber, convey or otherwise transfer all or any part of its interest in this Lease without the prior written consent of the Lessor, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Lessee shall be permitted, upon prior written notice to Lessor, to transfer its interest herein to any wholly owned subsidiary of Lessee or to an affiliated company for which at least fifty percent (50%) of its stock is owned directly by a majority of the same owners of Lessee, provided that Lessee shall remain liable for all of its obligations and liabilities under this Lease. For purposes of this Section 6.1, a merger of the Lessee or the sale of fifty percent (50%) or more of the stock of the Lessee shall constitute a transfer, except when the Lessee is the continuing corporation of such merger or the transferee is a subsidiary or an affiliate of Lessee and the requirements of the preceding sentence are satisfied.

ARTICLE VII

LESSEE ACKNOWLEDGMENTS

SECTION 7.1 Condition of the Real Property. THE LESSEE ACKNOWLEDGES AND AGREES THAT IT IS LEASING THE REAL PROPERTY “AS IS” WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY THE LESSOR, AND IN EACH CASE SUBJECT TO (A) THE EXISTING STATE OF TITLE, (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW, AND (D) VIOLATIONS OF APPLICABLE LAW WHICH MAY EXIST ON THE DATE OF THIS LEASE. THE LESSOR HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) AND SHALL NOT BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE, VALUE, HABITABILITY, STRUCTURAL INTEGRITY, CONSTRUCTION QUALITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE REAL PROPERTY, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE REAL PROPERTY. THE LESSOR SHALL NOT BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF THE REAL PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAW.

SECTION 7.2 Risk of Loss. During the Term, the risk of loss of or decrease in the enjoyment and beneficial use of the Real Property as a result of the damage or destruction thereof by flood, fire, windstorm, tornado, other elements, casualties, thefts, riots, wars or otherwise is assumed by the Lessee, and the Lessor shall in no event be answerable or accountable therefor, unless such damage or destruction is the result of the actions or omissions of the Lessor.

ARTICLE VIII

POSSESSION AND USE OF THE REAL PROPERTY, ETC

SECTION 8.1 Utility and Other Charges. The Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service, fire service and all other assessments, fees, rents and utilities used on or otherwise relating to the Real Property during the Term. The Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by the Lessee, and the amount of any credit or refund received by the Lessor on account of any utility charges paid by the Lessee, net of the costs and expenses reasonably incurred by the Lessor in obtaining such credit or refund, shall be promptly paid over to the Lessee.

SECTION 8.2 Possession and Use of the Real Property. The Real Property shall be used by Lessee as a manufacturing facility, or for any other lawful use. The Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Real Property as contemplated by this Lease. The Lessee shall not commit or permit any waste of the Real Property or any part thereof.

SECTION 8.3 Compliance with Applicable Laws and Insurance Requirements. Subject to the terms of Article XII relating to permitted contests, the Lessee, at its sole cost and expense, shall (a) comply in all material respects with all Applicable Laws (including all Environmental Laws) and Insurance Requirements relating to the Real Property, including the use, operation, maintenance, repair and restoration thereof, and (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the use, operation, maintenance, repair and restoration of the Real Property and for the construction, use, operation, maintenance, repair and restoration of the Modifications.

ARTICLE IX

MAINTENANCE AND REPAIR; RETURN

SECTION 9.1 Maintenance and Repair; Return. (a) The Lessee, at its sole cost and expense, shall maintain the Real Property in good condition (ordinary wear and tear excepted) and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case and in all material respects (i) as required by all Applicable Law and Insurance Requirements, (ii) on a basis consistent with the operation and maintenance of properties comparable in type and location to the Real Property and (iii) in no event less than the standards applied by the Lessee in the operation and maintenance of other comparable properties owned or leased by the Lessee or its affiliated companies.

(b) The Lessor shall under no circumstances be required to build any improvements on the Real Property, make any repairs, replacements, alterations or renewals of any nature or description to the Real Property, make any expenditure whatsoever in connection with this Lease or maintain the Real Property in any way. The Lessee waives any right to (i) require the Lessor to maintain, repair, or rebuild all or any part of the Real Property or (ii) make repairs at the expense of the Lessor pursuant to any Applicable Law, Insurance Requirement, contract, agreement, or covenant, condition or restriction in effect at any time during the Term.

(c) The Lessee shall, upon the expiration or earlier termination of this Lease (other than as a result of the Lessee’s purchase of the Real Property from the Lessor as provided herein), vacate and surrender the Real Property to the Lessor in its then-current, “AS IS” condition, subject to the Lessee’s obligations under Sections 8.3, 9.1(a), 10.1, 11.1, 14.2 and 19.1.

ARTICLE X

MODIFICATIONS, ETC.

SECTION 10.1 Modifications, Substitutions and Replacements. (a) The Lessee, at its sole cost and expense, may at any time and from time to time make alterations, renovations, improvements and additions to the Real Property or any part thereof and substitutions and replacements therefor (collectively, the “Modifications”); provided, however, that:

(i) except for any Modification required to be made by an Applicable Law (a “Required Modification”), no Modification shall materially diminish the fair market sales value, remaining useful life or residual value or materially adversely affect the utility of the Real Property from that which existed immediately prior to such Modification;

(ii) the Modification shall be done in a good and workmanlike manner;

(iii) the Lessee shall comply in all material respects with all Applicable Laws (including all Environmental Laws) and Insurance Requirements applicable to the Modification, including the obtaining of all permits and certificates of occupancy;

(iv) subject to the terms of Article XII relating to permitted contests, the Lessee shall pay all costs and expenses and shall discharge (or cause to be insured or bonded over) within sixty (60) days after the same shall be filed (or otherwise become effective) any liens arising with respect to the Modification; and

(v) such Modifications shall comply with Sections 8.3 and 9.1(a).

All Modifications shall remain part of the realty and shall be subject to this Lease and title thereto shall immediately vest in the Lessor; provided, however, that Modifications that (x) are not Required Modifications, (y) were not financed by the Lessor, and (z) are readily removable without impairing the value, utility, residual value or remaining useful life of the Real Property, shall be the property of the Lessee, shall not be subject to this Lease and may be removed by the Lessee at any time.

(b) The Lessee may place upon the Real Property any fixtures, machinery, equipment, inventory, supplies or other property belonging to the Lessee or third parties and may remove the same at any time during the Term, subject, however, to the terms of Sections 9.1(a) and 10.1(a); and provided, that, subject to Section 10.1(a), such fixtures, machinery, equipment, inventory, supplies or other property do not impair the value, utility, residual value or remaining useful life of the Real Property.

ARTICLE XI

COVENANTS WITH RESPECT TO LIENS; EASEMENTS

SECTION 11.1 Covenants with Respect to Liens. (a) The Lessee agrees that except as otherwise provided herein and subject to the terms of Article XII relating to permitted contests, the Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any lien, defect, encumbrance, pledge, attachment, levy or title retention agreement upon the Real Property or any Modifications, or any lien, attachment, encumbrance, levy or claim with respect to the Rent, other than Permitted Liens and liens on machinery, equipment, general intangibles and other personal property not attached or affixed to the Real Property.

(b) Nothing contained in this Lease shall be construed as constituting the request of the Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Real Property or any part thereof. NOTICE IS HEREBY GIVEN THAT THE LESSOR IS NOT LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE LESSEE, OR TO ANYONE HOLDING THE REAL PROPERTY OR ANY PART THEREOF THROUGH OR UNDER THE LESSEE, AND THAT NO MECHANIC’S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF THE LESSOR IN AND TO THE REAL PROPERTY. Subject to Section 10.1, Lessor has not consented and will not consent to any contract or to any work or to the furnishing of any materials which might be deemed to create a lien or liens superior to the lien of this instrument.

SECTION 11.2 Lessee’s Grants and Releases of Easements; Lessor’s Waivers. Provided that no Event of Default arising under Section 17.1 shall have occurred and be continuing and provided that the Lessor shall not have commenced its exercise of remedies with respect to any other Event of Default hereunder that shall have occurred and be continuing, and subject to the provisions of Articles VII, IX, and X and Section 8.3, the Lessor hereby consents in each instance to the following actions by the Lessee, in the name and stead of the Lessor and as the true and lawful attorney-in-fact of the Lessor with full power and authority to execute documents on behalf of the Lessor for the following purposes, but at the Lessee’s sole cost and expense: (a) the granting of, or entry into agreements in connection with, easements, licenses, rights-of-way, building and use restrictions and covenants and other rights and privileges in the nature of easements or similar interests and burdens reasonably necessary or desirable for the use, repair, maintenance or protection of the Real Property as herein provided; (b) if required by any applicable governmental authority in connection with the construction, the dedication or transfer of unimproved portions of the Real Property for road, highway or other public purposes; (c) the seeking of any zoning variances or modifications to existing zoning; or (d) the execution of amendments to, or waivers or releases of, any easements, licenses or covenants and restrictions affecting the Real Property; provided, however, that in each case (i) such grant, release, dedication, transfer, amendment, agreement or other actions does not materially impair the value, utility, residual value or remaining useful life of the Real Property; (ii) such grant, release, dedication, transfer, amendment, agreement or other action in the Lessee’s judgment is reasonably necessary in connection with the use, maintenance, alteration or improvement of the Real Property; (iii) such grant, release, dedication, transfer, amendment, agreement or other action will not cause the Real Property or any portion thereof to fail to comply with the provisions of this Lease or any Applicable Law (including, without limitation, all applicable zoning, planning, building and subdivision ordinances, all applicable restrictive covenants and all applicable architectural approval requirements); (iv) all governmental consents or approvals required prior to such grant, release, dedication, transfer, amendment, agreement or other action have been obtained, and all filings required prior to such action have been made; (v) the Lessee shall remain obligated under this Lease and under any instrument executed by the Lessee consenting to the assignment of the Lessor’s interest in this Lease as security for indebtedness, in each case in accordance with their terms, as though such grant, release, decision, transfer, amendment, agreement or other action had not be effected; and (vi) the Lessee shall pay and perform any obligations of the Lessor under such grant, release, dedication, transfer, amendment, agreement or other action. The Lessor acknowledges the Lessee’s right to finance and to secure under the Uniform Commercial Code, inventory, furnishings, furniture, equipment, machinery, leasehold improvement and other personal property located at the Real Property, and the Lessor agrees to execute Lessor waiver forms and release of Lessor’s landlord’s liens in favor of any purchase money seller, lessor or lender which has financed or may finance in the future such items. Without limiting the effectiveness of the foregoing, provided that no Event of Default arising under Section 17.1 shall have occurred and be continuing and provided that the Lessor shall not have commenced its exercise of remedies with respect to any other Event of Default hereunder that shall have occurred and be continuing, the Lessor shall, upon the request of the Lessee, and at the Lessee’s sole cost and expense, execute and deliver any instruments necessary or appropriate to confirm any such grant, release, dedication, transfer, amendment, agreement or other action to any person or entity permitted under this Section 11.2, including landlord waivers with respect to any of the foregoing.

SECTION 11.3 Liens Encumbering the Facility. Lessor shall grant a lien in the Real Property to secure financing provided by a third party financial institution to Lessee solely and exclusively for those purposes that Lessor and Lessee agree will directly benefit the Real Property. However, any such lien shall be subordinate in all respects to the payment of Rent and the Lease Balance to Lessor under the terms and conditions of this Lease.

ARTICLE XII

PERMITTED CONTESTS

SECTION 12.1 Permitted Contests in Response of Applicable Law. If, to the extent and for so long as (a) a test, challenge, appeal or proceeding for review of any Applicable Law relating to the Real Property or the obligation to comply therewith shall be prosecuted diligently and in good faith in appropriate proceedings by the Lessee or (b) compliance with such Applicable Law shall have been excused or exempted by a valid nonconforming use, variance, permit, waiver, extension, consent order or forbearance, the Lessee shall not be required to comply with such Applicable Law but only if and so long as any such test, challenge, appeal, proceeding, waiver, extension, consent order, forebearance or noncompliance shall not, in the reasonable opinion of the Lessor, involve (A) any risk of criminal liability being imposed on the Lessor or the Real Property or (B) any significant risk of (1) until after an adverse determination therein, the foreclosure, forfeiture or loss of the Real Property, or any material part thereof, or (2) the nonpayment of Rent or (C) any substantial risk of (1) the sale of or, until after an adverse determination therein, the creation of any lien (other than a Permitted Lien) on, any part of the Real Property, (2) civil liability being imposed on the Lessor or the Real Property for which the Lessee is not obligated to indemnify such parties, or (3) enjoinment of, or interference with, the use, possession or disposition of the Real Property in any material respect.

The Lessor will not be required to join in any proceedings pursuant to this Section 12.1 unless a provision of any Applicable Law requires that such proceedings be brought by or in the name of the Lessor or it is customary in the applicable jurisdiction for the title holder to join in such proceedings; and in that event the Lessor will join in the proceedings or permit them or any part thereof to be brought in its name if and so long as the Lessee pays all related expenses and indemnifies the Lessor.

ARTICLE XIII

INSURANCE

SECTION 13.1 Comprehensive General Liability Insurance. Lessee shall provide combined single limit insurance against claims for third-party bodily injury, including death and third-party property damage occurring on, in or about the Real Property (including adjoining streets and sidewalks) in an amount at least equal to $2,000,000 per occurrence. This coverage may be provided in a combination of umbrella and excess liability policies.

SECTION 13.2 Real Property Insurance. Lessee shall provide insurance against loss or damage covering the Real Property or any portion thereof by reason of any Peril (as defined below) in an amount (subject to such deductibles and/or self-insurance in such minimum amounts as is carried by Lessee covering other similar properties); provided, however, that at no time shall the amount of such coverage be less than $2,500,000 for the Real Property. The term “Peril” shall mean, collectively, fire, lightning, flood, windstorm, tornado, hail, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the “all risk endorsement” then in use in the State of West Virginia. Alternatively, at Lessee’s election, such insurance shall be on a coverage form reasonably available in the commercial insurance market at the time of the most recent policy review.

SECTION 13.3 Workers’ Compensation Insurance. Lessee shall, in the construction of the Modifications and the operation of the Real Property, comply with the applicable Workers’ Compensation laws and protect Lessor against any liability under such laws.

SECTION 13.4 Builders’ Risk Insurance. During the construction of any Modifications, Lessee shall also maintain, for the benefit of Lessor, physical damage and all-risk builders’ risk insurance in an amount equal to or greater of the replacement value of such Modifications, as applicable, and the aggregate cost for the construction of same. All physical damage and all-risk builders’ risk insurance shall be subject to the following provisions: (i) such insurance shall be subject to a deductible of $100,000 per occurrence; (ii) the construction budget shall include a line item for such deductible in the amount of $100,000 per occurrence; (iii) the general contractor will maintain or cause to be maintained with insurance or reinsurance companies not affiliated with the general contractor and reasonably acceptable to the Lessor, physical damage insurance for losses in excess of $500,000, subject to appropriate limits (but in an amount not less than the lesser of (A) the replacement value of the Real Property or (B) the Lease Balance, and may maintain with insurance or reinsurance companies affiliated with the general contractor for any damage insurance for losses of $500,000 or less; and (iv) the general contractor will designate the Lessor as loss payee of the insurance described in clause (iii).

SECTION 13.5 Other Insurance. Lessee shall provide such other insurance (excluding business interruption insurance), in each case as is generally carried by Lessee for similar properties in such amounts and against such risks as are then customary for properties similar in use, and flood insurance to the extent required by Applicable Law.

SECTION 13.6 Insurance Coverage. Such insurance shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies. In the case of liability insurance (except workers’ compensation and employers liability) maintained by Lessee, the Lessee shall deliver to the Lessor (i) a certificate of insurance confirming the existence of insurance required by Section 13.1 and (ii) a statement of insurance, in the amount of $2,000,000, naming Lessor as an additional insured or loss payee, as appropriate. In the case of property insurance maintained by Lessee, the Lessee shall deliver to the Lessor a certificate of insurance which names Lessor an additional insured or loss payee as its interests may appear. Each policy referred to in this Section 13.6 (except workers’ compensation and employers liability) shall provide that: (i) it will not be canceled, materially modified or its limits reduced, or allowed to lapse without renewal, except after no less than 30 days’ prior written notice to Lessor; (ii) the interests of Lessor shall not be invalidated by any act or negligence of or breach of warranty or representation by Lessee; (iii) such insurance is primary with respect to any other insurance carried by or available to Lessor; (iv) the insurer shall waive any right of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against Lessor; and (v) such policy shall contain a cross-liability clause providing for coverage of Lessor, as if separate policies had been issued to each of them. Lessee will notify Lessor promptly of any policy cancellation, reduction in policy limits, modification or amendment.

SECTION 13.7 Delivery of Insurance Certificates. On the date of this Lease, Lessee shall deliver to Lessor certificates of insurance satisfactory to the Lessor evidencing the existence of all insurance required to be maintained hereunder and setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage. Thereafter, throughout the Term, at the time each of Lessee’s insurance policies is renewed (but in no event less frequently than once each year) or upon written request by Lessor following an Event of Default, Lessee shall deliver to Lessor certificates of insurance evidencing that all insurance required by Section 13.6 to be maintained by Lessee with respect to the Real Property is in effect.

SECTION 13.8 Insurance by Lessor. At any time Lessor may, at its own expense, carry insurance with respect to its interest in the Real Property, except that such insurance shall not interfere with Lessee’s ability to insure the Real Property as required by this Section 13 or adversely affect Lessee’s insurance or the cost thereof, or the ability of Lessee to collect a claim under any such insurance policy. Any insurance payments received from policies maintained by Lessor pursuant to the previous sentence shall be retained by Lessor without reducing or otherwise affecting Lessee’s obligations hereunder.

ARTICLE XIV

CASUALTY AND CONDEMNATION; ENVIRONMENTAL MATTERS

SECTION 14.1 Casualty and Condemnation. (a) Subject to the provisions of this Article XIV, (i) if all or a portion of the Real Property is damaged or destroyed in whole or in part by a Casualty, any insurance proceeds payable with respect to such Casualty up to $1,000,000 shall be paid directly to the Lessee, or if received by the Lessor, shall be paid over to the Lessee for the reconstruction, refurbishment and repair of the Real Property and (ii) if the use, access, occupancy, easement rights or title to the Real Property or any part thereof is the subject of a Condemnation, then any award or compensation relating thereto up to $1,000,000 shall be paid to the Lessee. Any insurance proceeds or condemnation award or compensation (other than insurance proceeds payable by any Affiliate of Lessee) in excess of $1,000,000 for any single Casualty or Condemnation shall be held in trust by the Lessor in a segregated account for reimbursement to the Lessee from time to time during the course of the Lessee’s restoration of the Real Property and compliance with the provisions of Section 9.1. Any such amounts held by the Lessor shall be invested by the Lessor from time to time, with all interest and earnings on such investments being payable to the Lessee promptly upon receipt thereof by Lessor from time to time. All amounts held by the Lessor on account of any award, compensation or insurance proceeds paid directly to or otherwise received by the Lessor shall promptly be remitted to the Lessee to be applied in accordance with this Section 14.1.

(b) The Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof. At the Lessee’s reasonable request, and at the Lessee’s sole cost and expense, the Lessor shall participate in any such proceeding, action, negotiation, prosecution or adjustment. The Lessor and the Lessee agree that this Lease shall control the rights of the Lessor on the one hand, and the Lessee, on the other hand, in and to any such award, compensation or insurance payment.

(c) If the Lessor or the Lessee shall receive notice of a Casualty or of an actual, pending or threatened Condemnation of the Real Property or any material interest therein, the Lessor or the Lessee, as the case may be, shall give notice thereof to each other promptly after the receipt of such notice.

(d) If pursuant to this Section and Section 16.1 this Lease shall continue in full force and effect following a Casualty and Condemnation with respect to the Real Property, the Lessee shall, at its sole cost and expense, promptly and diligently repair any damage to the Real Property caused by such Casualty or Condemnation in conformity with the requirements of Sections 9.1 and 10.1 using the as-built plans and specifications for the Real Property (as modified to give effect to any subsequent Modifications, any Condemnation affecting the Real Property and all Applicable Law) so as to restore the Real Property to at least the same condition and value as existed immediately prior to such Casualty or Condemnation with such Modification as the Lessee may elect in accordance with Section 10.1. In such event, title to the Real Property shall remain with the Lessor subject to the terms of this Lease. Upon completion of such restoration, the Lessee shall furnish the Lessor a certificate of completion confirming that such restoration has been completed pursuant to this Lease.

(e) In no event shall a Casualty or Condemnation affect the Lessee’s obligations to pay Rent pursuant to Article III or to perform its obligations and pay any amounts due on the Expiration Date or pursuant to Article XVIII.

SECTION 14.2 Environmental Matters. Promptly upon the Lessee’s knowledge of the existence of an Environmental Violation or Environmental Release which is material with respect to the Real Property, the Lessee shall notify the Lessor in writing of such Environmental Violation or Environmental Release. At the Lessee’s sole cost and expense, the Lessee shall promptly and diligently commence any response, clean up, remedial or other action necessary to remove, clean up or remediate the Environmental Violation or Environmental Release in accordance with the terms of Section 8.3. In the event of an Environmental Release, the Lessee shall, upon the request of the Lessor, cause an environmental consultant reasonably acceptable to the Lessor to prepare a written report for Lessor describing specifically the Environmental Release and the actions taken by the Lessee (or its agents) in response to such Environmental Release. In the event of an Environmental Violation, the Lessee shall, provide Lessor with a specific written explanation of the Environmental Violation and its resolution. Upon the request of Lessor, Lessee shall provide periodic reports to Lessor describing the nature and progress of actions by Lessee to resolve each Environmental Violation if such resolution requires a significant amount of time. Each such

Environmental Violation or Environmental Release shall be remedied prior to the Expiration Date unless the Real Property has been purchased by the Lessee (or its designee) in accordance with Article XVI or Article XVIII; provided, however, that any necessary or appropriate monitoring after the Expiration Date shall not be deemed to violate the foregoing requirement, but the Lessee shall not be relieved of its obligation to complete such monitoring.

SECTION 14.3 Notice of Environmental Matters. Promptly, but in any event within ten (10) business days from the date the Lessee receives written notice of or otherwise acquires actual knowledge thereof, the Lessee shall provide to the Lessor written notice of any pending or threatened claim, cause of action or proceeding involving any Environmental Violation or any Environmental Release on, at, under or from the Real Property. All such notices shall describe in reasonable detail the nature of the claim, cause of action or proceeding and the Lessee’s proposed response thereto. In the event that the Lessor receives written notice of or otherwise acquires actual knowledge of any pending or threatened claim, cause of action or proceeding involving any Environmental Violation or any Environmental Release on or in connection with the Real Property, the Lessor shall promptly give written notice thereof to the Lessee.

ARTICLE XV

INDEMNIFICATION OF LESSOR

SECTION 15.1 Indemnity. Lessee hereby agrees to indemnify and hold Lessor and its board members, officers, employees and agents harmless from any and all loss, cost, claim, demand, cause of action, liability or damage, including reasonable attorney’s fees and expenses, arising out of or connected with Lessee’s use of or operations with regard to the Real Property or arising out of any breach or default of Lessee in performance of its obligations under this Lease or arising out of any violations of any law or ordinance by the Lessee, including, but not limited to, any loss, cost, claim, demand, cause of action, liability or damage under any Environmental Law for any act or failure to act, or any event occurring at or relating to the Real Property. In case any cause of action or proceeding is brought against Lessor or its board members, officers, employees and agents by reason of any such claim, Lessee agrees to resist and defend such cause of action or proceeding by reliable legal counsel and to promptly pay and discharge any final judgment rendered against Lessor therein, reserving the right to appeal such judgment prior to the payment thereof. The Lessee covenants that it will protect and hold Lessor and its board members, officers, employees and agents harmless against claims for loss, damage or injury, including death of or injury to the person or damage to the property of others, resulting from any wrongful or negligent act or omission of the Lessee or its agents, servants, officers, employees or invitees arising from or relating to the Real Property, and it is understood and agreed that the Lessor shall not be liable for any damage or injury to the person or property of the Lessee or its agents, servants, officers, employees or invitees resulting from the wrongful or negligent act or omission of any person other than the Lessor or its board members, officers, employees and agents. The obligations of this Section 15 shall survive the transactions contemplated herein and shall survive the termination of this Lease. In the event a lawsuit is filed naming Lessee and Lessor as defendants, settlement by the Lessee with plaintiff(s) will not release it from its obligations to indemnify Lessor as provided herein.

SECTION 15.2 Notice of Cause of Action. The Lessor agrees to provide to the Lessee notice of any claim brought against the Lessor, its officers, members, employees or agents for which the Lessor shall seek to be defended or indemnified against by the Lessee. In connection with any such defense, the Lessee shall be entitled to select counsel of its choosing subject to approval of the Lessor provided, however, that in the event the parties reasonably determine that independent counsel is required, then the Lessee shall be entitled to engage independent counsel subject to approval of the Lessor which approval shall not be unreasonably withheld.

SECTION 15.3 No Limit on Indemnity. In the event of any claim against the Lessor or its board members, officers, agents (other than the Lessee) or employees by any employee of the Lessee or any contractor of the Lessee or anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the obligations of the Lessee hereunder shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Lessee or such contractor under workers’ compensation laws, disability laws or other employee benefit laws.

SECTION 15.4 Survival of Indemnity. Notwithstanding any other provisions of this Lease, the obligations of the Lessee pursuant to this Section 15 shall remain in full force and effect after the termination of this Lease until the expiration of the period stated in the applicable statute of limitations during which a claim, cause of action or prosecution relating to the matters herein described may be brought and the payment in full or the satisfaction of such claim, cause of action or prosecution and the payment of all expenses, charges and costs incurred by the Lessor, including, without limitation, reasonable attorney’s fees and expenses, or by its officers, board members, agents (other than the Lessee) or employees, relating thereto.

ARTICLE XVI

TERMINATION OF LEASE

SECTION 16.1 Termination upon Certain Events. If any Event of Total Loss occurs with respect to the Real Property during the Term and the Lessor shall have given written notice (a “Termination Notice”) to the Lessee that, as a consequence of such event, this Lease is to be terminated, then the Lessee shall be obligated to purchase the Lessor’s interest in the Real Property on a Purchase Date no later than sixty (60) days from the date the Lessee receives the applicable Termination Notice by paying the Lessor an amount equal to the Lease Balance.

SECTION 16.2 Termination Procedures. On the date of the payment by the Lessee of the Lease Balance with respect to the Real Property in accordance with Section 16.1 (such date, the “Termination Date”), this Lease shall terminate and, concurrent with the Lessor’s receipt of such payment:

(a) the Lessor shall execute and deliver to the Lessee (or to the Lessee’s designee), at the Lessee’s cost and expense, a release of this Lease, a general warranty deed of the Real Property, and an assignment of the Lessor’s entire interest in the Real Property (which shall include an assignment of all of the Lessor’s right, title and interest in and to any net proceeds with respect to the Real Property not previously received by the Lessor), in each case, in the same form as delivered by the Hardy County Rural Development Authority to Lessor in connection with Lessor’s purchase of the Real Property;

(b) the Real Property shall be conveyed to the Lessee (or to the Lessee’s designee) “AS IS WHERE IS” and in its then present physical condition, free and clear of the lien of this Lease and any other liens or encumbrances other than the Permitted Encumbrances as defined in the Purchase Agreement, any other liens and encumbrances caused by or otherwise attributable to the Lessee, and any liens or encumbrances attributable to changes in any applicable statutes, rules, regulations, ordinances or orders enacted or promulgated subsequent to the date hereof;

(c) the Lessor shall convey to the Lessee any net proceeds with respect to the Casualty or Condemnation giving rise to the termination of this Lease theretofore received by the Lessor or at the request of the Lessee, such amounts shall be applied against sums due hereunder; and

(d) the Lessor shall execute and deliver to Lessee and the Lessee’s title insurance company an affidavit as to the absence of any liens created by the Lease or otherwise attributable to the Lessor, and shall execute and deliver to Lessee a statement of termination of this Lease.

ARTICLE XVII

EVENTS OF DEFAULT

SECTION 17.1 Lease Events of Default. The occurrence of any one or more of the following events (whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute an “Event of Default”:

(a) the Lessee shall fail to make payment of any Supplemental Rent or administrative fee due and payable within thirty (30) days after receipt of written notice thereof; or

(b) the Lessee shall fail to observe or perform any material covenant or agreement of the Lessee under this Lease and such failure shall have continued for thirty (30) days after Lessee’s receipt of written notice of such default from the Lessor; provided, however, that if such failure is capable of cure but cannot be cured by payment of money or cannot be cured by diligent efforts within such thirty (30) day period but such diligent efforts shall be properly commenced within the cure period and the Lessee is diligently and continuously pursuing the remedy of such failure, the cure period shall be extended for an additional period of time as may be necessary to cure, not to extend beyond the Expiration Date; and provided further, that failure by the Lessee to fully comply with the requirements of Section 20.1 hereof shall not be subject to any cure period; or

(c) the Lessee shall (i) admit in writing its inability to pay its debts generally as they become due; (ii) file a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof; (iii) make a general assignment for the benefit of its creditors; (iv) consent to the appointment of a receiver of itself or the whole or any substantial part of its property; (v) fail to cause the discharge of any custodian, trustee or receiver appointed for the Lessee, as the case may be, or the whole or a substantial part of its property within sixty (60) days after such appointment; or (vi) file a petition or answer seeking or consenting to reorganization under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof; or

(d) insolvency proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof shall be filed against the Lessee and not dismissed within sixty (60) days from the date of its filing, or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of the Lessee, a receiver of the Lessee or the whole or a substantial part of any of its property, and such order or decree shall not be vacated or set aside within sixty (60) days from the date of the entry thereof; or

(f) Lessee shall fail to timely cure a default under its Equipment Lease dated June 30, 2004, with Lessor (the “Equipment Lease”).

SECTION 17.2 Remedies. Upon the occurrence of any Event of Default and at any time thereafter, the Lessor may, so long as such Event of Default is continuing, do one or more of the following as the Lessor in its sole discretion shall determine, without limiting any other right or remedy the Lessor may have on account of such lease Event of Default:

(a) the Lessor may, by written notice to the Lessee, rescind or terminate this Lease as to any or all of the Real Property as of the date specified in such notice; however, (i) no reletting, reentry or taking of possession of the Real Property (or any portion thereof) by the Lessor will be construed as an election on the Lessor’s part to terminate this Lease unless a written notice of such intention is given to the Lessee; (ii) notwithstanding any reletting, reentry or taking of possession, the Lessor may at any time thereafter elect to terminate this Lease for a continuing Event of Default; and (iii) no act or thing done by the Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Real Property shall be valid unless the same be made in writing and executed by the Lessor;

(b) the Lessor may (i) demand that the Lessee, and the Lessee shall upon the written demand of the Lessor, return the Real Property promptly to the Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles VII and IX and Section 8.3 and Section 14.2 hereof as if the Real Property were being returned at the end of the Term, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith and (ii) without prejudice to any other remedy which the Lessor may have for possession of the Real Property, and to the extent and in the manner permitted by Applicable Law, enter upon Real Property and take immediate possession of (to the exclusion of the Lessee) the Real Property or any part thereof and expel or remove the Lessee, by summary proceedings or otherwise, all without liability to the Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to Real Property caused by such taking or otherwise and in addition to the Lessor’s other damages, the Lessee shall be responsible for all costs and expenses incurred by the Lessor in connection with any reletting of the Real Property, including, without limitation, reasonable brokers’ fees and all costs of any alterations or repairs made by the Lessor;

(c) the Lessor may sell all or any part of the Real Property at public or private sale, as the Lessor may determine, free and clear of any rights of the Lessee (except that sales proceeds in excess of the Lease Balance are payable to and shall be paid to the Lessee with respect thereto, in which event the Lessee’s obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated, and Lessor shall recover from the sale proceeds, in addition to the Lease Balance, all costs and expenses incurred by the Lessor incident to such sale, including, without limitation, repossession costs, brokerage commissions, prorations, transfer taxes, fees and expenses for counsel, title insurance fees, survey costs, recording fees, and any repair costs); plus interest at the Overdue Rate on the foregoing amount from such Payment Date until the date of payment;

(d) the Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof.

SECTION 17.3 Waiver of Certain Rights. If this Lease shall be terminated pursuant to Section 17.2, the Lessee waives, to the fullest extent permitted by law (except as set forth in Section 17.2), (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) the benefit of any laws now or hereafter in force limiting the Lessor with respect to the election of remedies; and (c) any other rights which might otherwise limit or modify any of the Lessor’s rights or remedies under this Article XVII.

ARTICLE XVIII

PURCHASE PROVISIONS

SECTION 18.1 Lessee Purchase Options. Subject to the conditions contained herein, the Lessee shall have the option on any Purchase Date to purchase (or cause its designee to purchase) all (and not less than all) of the Real Property then subject to this Lease at a price equal to the Lease Balance for the Real Property on the applicable Purchase Date. If not previously purchased during the Term, Lessee shall exercise its option to purchase the Real Property on the Expiration Date for a price equal to the Lease Balance plus ten dollars. In order to exercise its option pursuant to this Section, the Lessee shall deliver a written purchase notice at least thirty (30) days before the proposed purchase (a “Termination Notice”), which purchase notice shall specify Lease Balance payable to Lessor and the applicable Purchase Date. The Lessee may assign its right to purchase the Real Property to any other person or to designate any other person as the transferee under any deed to be executed by the Lessor in connection with such sale; provided, however, that the Lessee shall remain primarily liable to pay the Lease Balance and all other amounts then due and owing by the Lessee. Lessee may only exercise its right to purchase the Real Property in this Section 18.1 in the event that Lessee has also agreed to purchase all of the machinery and equipment from Lessor that is subject to the Equipment Lease. If the Lessee exercises its option pursuant to this Section 18.1 then, upon the Lessor’s receipt of all amounts due in connection therewith, the Lessor shall execute and deliver to Lessee or its designee a general warranty deed for the Real Property in the same form as delivered by the Hardy County Rural Development Authority to Lessor in connection with Lessor’s purchase of the Real Property, subject only to the Permitted Encumbrances (as defined in the Purchase Agreement), any other liens or encumbrances caused by or attributable to Lessee, and any liens or encumbrances attributable to any changes in applicable statutes, rules, regulations, ordinances or orders enacted or promulgated subsequent to the date hereof. Such transfer shall be effective as of the applicable Purchase Date, and this Lease shall terminate on the closing of that transfer (the “Termination Date”).

SECTION 18.2 Purchase to Cure Default. Upon the occurrence of an Event of Default as defined in Section 17 above, Lessee shall have the right to cure such default by purchasing all of the Real Property at a price equal to the Lease Balance for the Real Property on the applicable Purchase Date. Lessee shall exercise its right to cure such default by providing Lessor with written notice of its election to purchase the Property (a “Termination Notice”) within the cure period applicable to that particular Event of Default as provided in Section 17, which purchase notice shall specify the Lease Balance payable to Lessor and the applicable purchase date. Lessee may only exercise its right to purchase the Real Property in this Section 18.2 in the event that Lessee has also agreed to purchase all of the machinery and equipment from Lessor that is subject to the Equipment Lease. If Lessee exercises its right to purchase the Real Property pursuant to this Section 18.2, then within thirty (30) days after Lessor’s receipt of the Termination Notice, Lessee shall pay the Lease Balance and all other amounts then due and owing to Lessor in exchange for a general warranty deed for the Real Property in the same form as delivered by the Hardy County Rural Development Authority to Lessor in connection with Lessor’s purchase of the Real Property, subject only to the Permitted Encumbrances (as defined in the Purchase Agreement), any other liens or encumbrances caused by or attributable to Lessee, and any liens or encumbrances attributable to any changes in applicable statutes, rules, regulations, ordinances or orders enacted or promulgated subsequent to the date hereof. Such transfer shall be effective as of the applicable Purchase Date, and this Lease shall terminate on the closing of that transfer (the “Termination Date”).

ARTICLE XIX

ACCEPTANCE OF SURRENDER

SECTION 19.1 Acceptance of Surrender. No surrender to the Lessor of this Lease or of the Real Property or of any part thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by the Lessor and, prior to the payment or performance of all obligations under this Lease, and no act by the Lessor other than a written acceptance, shall constitute an acceptance of any such surrender.

ARTICLE XX

NO MERGER OF TITLE

SECTION 20.1 No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate or (b) the fee [or ground leasehold estate] in the Real Property, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate person or entity.

ARTICLE XXI

INTENT OF THE PARTIES

Section 21.1 Fair Market Rental. It is the intent of the parties hereto that for all purposes (other than financial accounting purposes), including, state, real estate, commercial law, bankruptcy and federal, state and local income tax purposes, the rent payable under this Lease constitutes fair market rental for the lease of the Real Property pursuant to the terms hereof.

ARTICLE XXII

MISCELLANEOUS

SECTION 22.1 Survival; Severability, Etc. Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of the Lessee or the Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination for a period of one year except as to indemnification which shall continue to survive as provided in Section 15.4. If any term or provision of this Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.

SECTION 22.2 Amendments and Modifications. This Lease shall not be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by the Lessor and the Lessee.

SECTION 22.3 No Waiver. No failure by the Lessor or the Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default or of any such term shall be deemed a waiver or relinquishment of Lessor’s right to enforce any of its rights, powers or remedies with respect to such default. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

SECTION 22.4 Notices. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and directed to the addresses described below, by U.S. certified mail, return receipt requested, directed to the parties at the following addresses or at some other address of which one party subsequently authorizes the other by the authorization procedure required herein:

To Lessor:    West Virginia Economic Development Authority

          160 Association Drive

          NorthGate Business Park

          Charleston, West Virginia 25311-1217

To Lessee:    American Woodmark Corporation

          3102 Shawnee Drive

          Winchester, Virginia 22601

SECTION 22.5 Successors and Assigns. All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 22.6 Headings and Table of Contents. The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 22.7 GOVERNING LAW. THIS LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WEST VIRGINIA WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

SECTION 22.8 Limitations on Recourse. Anything in this Lease to the contrary notwithstanding, neither the Lessee nor any of its successors or assigns shall have any claim, remedy or right to proceed against the Lessor in its individual capacity or any past, present or future board member, officer or employee of the Lessor whether by virtue of any statute or rule of law or by enforcement of any penalty or assessment or otherwise or for the payment of any liability resulting from the breach of any representation, agreement or warranty of any nature whatsoever in this Lease, from any source other than the Lessor’s interest in the Real Property; and the Lessee by the execution of this Lease waives and releases any liability of the Lessor in its individual capacity or any past, present or future board member, officer, or employee of the Lessor for and on account of such liability, agrees to look solely to the Lessor’s interest in the Real Property for the satisfaction of such liability; provided, however, that nothing herein contained shall limit, restrict or impair the rights of the Lessee, subject to the limitations hereinabove described, to bring suit and obtain a judgment against the Lessor or to exercise all rights and remedies provided under this Lease or otherwise realize upon the Lessor’s interest in the Real Property, other than the pursuit of any claim of personal liability; and provided, further, that the Lessor shall be liable in its individual capacity for its own willful misconduct or gross negligence, and any tax based on or measured by any income, fees or rents received by it for acting as the Lessor.

SECTION 22.9 Counterparts. This Lease may be signed in any number of counterparts, and any single counterpart or set of counterparts signed by all of the parties hereto shall constitute a full and original agreement for all purposes.

SECTION 22.10 Expenses. Lessee shall pay all of the reasonable costs and expenses incurred by Lessor in the negotiation, drafting and execution of this Lease and the related documents including, without limitation, attorneys fees and expenses.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and delivered as of the date first above written.

WEST VIRGINIA
ECONOMIC DEVELOPMENT AUTHORITY,
a West Virginia public corporation

By:
David A. Warner
Its Executive Director

AMERICAN WOODMARK CORPORATION,
a Virginia corporation

By:
Glenn E. Eanes
Its Vice President and Treasurer

STATE OF WEST VIRGINIA,

COUNTY OF KANAWHA, to-wit:

The foregoing instrument was acknowledged before me this              day of                     , 2004, by David A. Warner, the Executive Director of the West Virginia Economic Development Authority, a West Virginia corporation, on behalf of the corporation.

My commission expires:                                                                                                   .

Notary Public

[NOTARY SEAL]

COMMONWEALTH OF                             ,

COUNTY OF                             , to-wit:

The foregoing instrument was acknowledged before me this              day of                     , 2004, by Glenn E. Eanes, Vice President and Treasurer of American Woodmark Corporation, a Virginia corporation, on behalf of the corporation.

My commission expires:                                                                                                   .

Notary Public

[NOTARY SEAL]

WMH:307589 (001916.0399)

EXHIBIT A

DESCRIPTION OF SURVEY

for

HARDY COUNTY DEVELOPMENT AUTHORITY

of a

PROPOSED LAND PARTITION

and

PROPOSED ROAD RIGHT-OF-WAY

MOOREFIELD DISTRICT, HARDY COUNTY, WV

TAX MAP 285 P/O PARCEL

1 DEED BOOK 221 PAGE 555

A CERTAIN TRACT OR PARCEL OF LAND SITUATE ON THE WATERS OF FORT RUN, NEAR WEST VIRGINIA ROUTE 55, MOOREFIELD DISTRICT, HARDY COUNTY, WEST VIRGINIA BEING MORE PARTICULARLY BOUNDED AND DESC.RIBED AS FOLLOWS:

AMERICAN WOODMARK PARCEL:

Beginning at a fence post in concrete found at a common comer of Hardy County Development Authority, Lot #2 of the Robert C. Byrd Industrial Park (Tax Map 285 Parcel l, Deed Book 221 Page 555) and Patti B. Michael (Tax Map 285 Parcel 95 Will Book 25 Page 272) and other lands of said Hardy County Development Authority;

Thence, leaving said Lot #2 and with said Michael, North 52 degrees 40 minutes 09 seconds West, a distance of 1,431.38 feet to a ½” iron rebar found at a common comer of said Michael and Betty Branson (Tax Map 284A Parcel 8, Deed Book 158 Page 602);

Thence, leaving said Michael and partially with said Branson and Donald and Carol Smith (Tax Map 284A Parcel 7.1, Deed Book 185 Page 326), Bill and Stacy Newhouse (Tax Map 284A Parcel 7, Deed Book 276 Page 34), and Tamra Whipp (Tax Map 284A Parcel 6.1, Deed Book 211 Page 629), North 52 degrees 19 minutes 12 seconds West, a distance of 503.95 feet to a ¾” iron rebar set at a common comer of Fort Pleasant Farms, Inc. (Tax Map 264 Parcel 12, Deed Book 261 Page 247), which bears, South 52 degrees 19 minutes 12 seconds East, a distance of 147.58 feet from a 1/2” iron rebar (bent) found at a common comer of said Whipp;

Thence, leaving said Whipp and with said Fort Pleasant Farm, Inc., North 35 degrees 08 minutes 19 seconds East, a distance of 839.36 feet to a ¾” iron rebar set on the proposed southerly controlled access right of way line of U.S. Route 33 (Corridor “H”) at a distance of 224.00 feet right of and perpendicular to centerline station 1761 +56.70;

Thence, leaving said Fort Pleasant Farm, Inc. and with said proposed southerly controlled access right of way line for two (2) lines, South 76 degrees 25 minutes 47 seconds East, a distance of 592.16 feet to a ¾” iron rebar set at a distance of 177.00 feet right of and perpendicular to centerline station 1767+47; .

1

Thence, South 83 degrees 22 minutes 13 seconds East, a distance of 396.94 feet to a ¾” iron rebar set at a distance of 98.00 feet right of and perpendicular to centerline station 1771 +36;

Thence, leaving said proposed southerly controlled access right of way line and with a proposed right of way line of said U.S. Route 33 (Corridor “H”) for four (4) lines, South 01 degrees 17 minutes 18 seconds East, a distance of 150.55 feet to a ¾” iron rebar set at a distance 240.00 feet right of and perpendicular to centerline station 1771+86;

Thence, South 68 degrees 49 minutes 12 seconds East, a distance of 261.38 feet to a ¾” iron rebar set at a distance of 254.00 feet right of and perpendicular to centerline station 1774+47;

Thence, South 38 degrees 22 minutes 21 seconds East, a distance of 92.36 feet to a ¾” iron rebar set at a distance of 305.00 feet right of and perpendicular to centerline station 1775+24;

Thence, North 53 degrees 09 minutes 32 seconds East, a distance of 81.84 feet to a ¾” iron rebar set at a distance of 238.00 feet right of and perpendicular to centerline station 1775+71;

Thence, leaving said proposed southerly right of way line and through the lands of said Hardy County Development Authority for six (6) lines, South 06 degrees 04 minutes 19 seconds East, a distance of 583.23 feet to a ¾” iron rebar set;

Thence, South 75 degrees 43 minutes 41 seconds East, distance of 146.14 feet to a ¾” iron rebar set;

Thence, South 16 degrees 56 minutes 26 seconds East, a distance of 432.06 feet to a ¾” iron rebar set a corner common to said Hardy County Development Authority Lot #11-A and a point on the easterly right-of-way line of Hardy County Route 55/11, which bears, South 41 degrees 07 minutes 43 seconds West, a distance of 246.60 feet from a ¾” iron rebar found, a corner common to said Lot #11-A and Lot #11-B of said Robert C. Byrd Industrial Park;

Thence, leaving said Lot #11-A and with said right-of-way for three (3) lines, South 41 degrees 07 minutes 38 seconds West, a distance of 70,18 feet to a point;

Thence, South 64 degrees 28 minutes 06 seconds West, a distance of 45 .56 feet to a point;

Thence, South 25 degrees 31 minutes 54 seconds East, a distance of 19.66 feet to a point;

Thence, leaving said right-of way and said Hardy County Development Authority Lot #2, South 41 degrees 07 minutes 38 seconds West, a distance of 22.08 feet passing a point on the westerly line of said right-of-way, a total distance of 384.82 feet to the PLACE OF BEGINNING, containing 46.64 acres, less 6.64 acres of road right-of-way, leaving a net acreage of 40.00 acres MORE OR LESS, as shown on a plat attached hereto and made apart of this description.

2

PROPOSED ROAD OF RIGHT-OF-WAY

Beginning at a 3/4” iron rebar set on the lands of Hardy County Development Authority, which bears, South 80 degrees 41 minutes 53 seconds West, a distance of 575.60 feet from a ¾” iron rebar found, a corner common to said Lot #11-B and Lot #11-C of the said Robert “C. Byrd Industrial Park;

Thence, through said Hardy County Development Authority lands, South 16 degrees 56 minutes 26 seconds East, a distance of 432.06 feet to a 3/4” iron rebar set a. comer common to said Lot #11-A and a point on the easterly right-of-way line of Hardy County Route 55/11;

Thence, leaving said Lot #11-A and with said right-of-way for four (4) lines, South 41 degrees 07 minutes 38 seconds West, a distance of 70.18 feet to a point;

Thence, South 64 degrees 28 minutes 06 seconds West, a distance of 45.56 feet to a point;

Thence, South 25 degrees 31 minutes 54 seconds East, a distance of 19.66 feet to a point;

Thence, South 41, degrees 07 minutes 38 seconds West, a distance of 22.08 feet to a point a corner common to said Lot #11-A and a point on the easterly line of said right-of-way;

Thence, leaving said right-of-way and through said Hardy County Development Authority for thirty one (31) lines, North 35 degrees 28 minutes 46 seconds West, a distance of 48.35 feet to a point;

Thence, South 53 degrees 27 minutes 48 seconds West, a distance of 170.75 feet to a point;

Thence, South 70 degrees 03 minutes 52 seconds West, a distance of 118.29 feet to a point;

Thence, North 87 degrees 32 minutes 19 seconds West, a distance of 59.84 feet to a point;

Thence, North 66 degrees 10 minutes 15 seconds West, a distance of 117.95 feet to a point;

Thence, North 52 degrees 56 minutes 10 seconds West, a distance 9f 1,000.00 feet to a point;

Thence, North 48 degrees 21 minutes 32 seconds West, a distance of 110.42 feet to a point;

Thence, North 23 degrees 02 minutes 16 seconds West, a distance of 118.75 feet to a point;

Thence, North 05 degrees 36 minutes 37 seconds East, a distance of 118.7S feet to a point;

Thence, North 37 degrees 55 minutes 02 seconds East, a distance of 160.93 feet to a point;

3

Thence, North 37 degrees OS minutes 28 seconds East, a distance of 242.57 feet to a point;

Thence, North 88 degrees 21 minutes 50 seconds East, a distance of 467.41 feet to a point;

Thence, South 52 degrees 43 minutes 1.5 seconds East, a distance of 645:48 feet to, a point;

Thence, South 22 degrees 15 minutes 05 seconds East, a distance of 223.09 feet to a point;

Thence, South 13 degrees 43 minutes 02 seconds East, a distance of 69.28 feet 10 a reference line;

Thence, with said reference line, South 22 degrees 54 minutes 48 seconds West, a distance of 131.18 feet to a point;

Thence, South 08 degrees 46 minutes 36 seconds East, a distance of 1.85.27 feet to a point;

Thence, South 37 degrees 28 minutes 00 seconds West, a distance of 259.32 feet to a point;

Thence, South 57 degrees 55 minutes 28 seconds West, a distance of 81.52 feet to a point;

Thence, North 73 degrees 07 minutes 50 seconds West, a distance of 125.14 feet to a point;

Thence, North 52 degrees 56 minutes 10 seconds West, a distance of 1,000.00 feet to a point;

Thence, North 49 degrees 01 minutes 27 seconds West, a distance of 91.49 feet to a point;

Thence, North 23 degrees 02 minutes 16 seconds West, a distance of 84.12 feet to a point;

Thence, North 05 degrees 36 minutes 37 seconds East, a distance of 84.12 feet to a point;

Thence, North 34 degrees 00 minutes 14 seconds East, a distance of 140.46 feet to a point;

Thence, North 52 degrees 54 minutes 32 seconds West, a distance of 14.00 feet to a. point;

Thence, North 49 degrees 53 minutes 54 seconds East, a distance of 255.72 feet to a point;

Thence, South 89 degrees 57 minutes 56 seconds East, a distance of 328.50 feet to a point;

Thence, South 78 degrees 34 minutes 02 seconds East, a distance of 55.10 feet to a point;

Thence, South 53 degrees 30 minutes 42 seconds East, a distance of 564.23 feet to a point;

Thence, South 27 degrees 07 minutes 55 seconds East, a distance of 92.70 feet to a point;

4

Thence, South 13 degrees 23 minutes 18 seconds East, a distance of 296.45 feet to a point, the said reference June;

Thence, with said reference line, North 22 degrees 54 minutes 48 seconds East, a distance of 131.18 feet to the PLACE OF BEGINNING, containing 6.64 acres, MORE OR LESS, as shown on a plat attached hereto and made a part of this description.

The above described tract or parcel being a part of the same lands conveyed to Hardy County Development Authority as recorded in the Office of the Clerk, Hardy County, West Virginia, in Deed Book 221 at Page 555.

Revised July 2004